Exhibit 10.1

AMENDMENT NO. 2

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 1st day of October, 2007, by and among EQUINIX, INC., a Delaware corporation (“Equinix”), EQUINIX OPERATING CO., INC., a Delaware corporation (“Opco”, and together with Equinix, “Borrowers”), GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), SILICON VALLEY BANK (“SVB” and together with GECC, “Lenders”), and SVB in its capacity as Administrative Agent for the Lenders (as such, the “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrowers, Agent and Lenders have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of August 10, 2006, and amended by that certain Amendment No. 1 dated as of March 26, 2007 (as amended to date, the “Loan Agreement”), pursuant to which Lenders agreed to extend and make available to Borrowers certain advances of money.

B. Borrowers desire that Agent and Lenders amend the Loan Agreement to, among other things, modify certain covenants.

C. GECC and SVB constitute Requisite Lenders pursuant to the Loan Agreement.

D. Subject to the representations and warranties of Borrowers herein and upon the terms and conditions set forth in this Amendment, Agent and Lenders are willing to amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS TO LOAN AGREEMENT.

1.1 Section 6.7(b) (Financial Covenants). Section 6.7(b) is hereby amended in its entirety to read as follows:

“(b) At each date that is a fiscal quarter-end, Equinix and its consolidated Subsidiaries shall have achieved EBITDA for a trailing two fiscal quarter period ending on such date equal to or greater than $60,000,000.”

1.2 Section 6.7(c) (Financial Covenants). Section 6.7(c) is hereby amended and restated to read as follows:

“(c) At each date that is a fiscal quarter-end, the Total Senior Funded Debt divided by the trailing two fiscal quarter annualized EBITDA of Equinix and its consolidated Subsidiaries (the “Senior Leverage Ratio”) shall be less than or equal to the ratio set forth below opposite each time period set forth below:

Period	Maximum Senior Leverage Ratio
For the fiscal quarters ending 9/30/07 through 12/31/07	3.50:1.0

For the fiscal quarters ending 3/31/08 and thereafter	2.75:1.00

1.3 Section 6.7(d) (Financial Covenants). Section 6.7(d) is hereby amended in its entirety to read as follows:

“(d) At each date that is a fiscal quarter-end, the Total Funded Debt divided by the trailing two fiscal quarter annualized EBITDA of Equinix and its consolidated Subsidiaries (the “Total Leverage Ratio”) shall be less than or equal to the ratio set forth below opposite each time period set forth below:

Period	Maximum Total Leverage Ratio
For the fiscal quarters ending 9/30/07 and 12/31/07	7.50:1.0

For each fiscal quarter commencing 3/31/08 through 12/31/08	5.00:1.0

1.4 Section 13.12 (Designation of Obligations as “Designated Senior Debt” and “Designated Senior Indebtedness”). Section 13.12 is amended to read in its entirety as follows:

“Borrowers, Agent and Lenders expressly agree that the Obligations constitute (a) “Designated Senior Debt” for purposes of and as defined in that certain Indenture, dated as of February 11, 2004, between Equinix and U.S. Bank National Association, as Trustee, as amended, modified or supplemented from time to time, (b) “Designated Senior Indebtedness” for purposes of and as defined in the 2007 Indenture, and (c) “Designated Senior Indebtedness” for purposes of and as defined in that certain Indenture, dated as of September 26, 2007, between Equinix and U.S. Bank National Association, as Trustee, as amended, modified or supplemented from time to time.”

2. BORROWERS’ REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties of Borrowers contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Default or Event of Default has occurred and is continuing;

(b) Each Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificates of incorporation, bylaws and other organizational documents of Borrowers delivered to Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of such Borrower; and

(e) this Amendment has been duly executed and delivered by the Borrowers and is the binding obligation of each Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent or Lenders may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrowers and Requisite Lenders shall have duly executed and delivered this Amendment to Agent.

4.2 Payment of Amendment Fee. Borrowers shall have paid to Agent, for equal distribution to Lenders, an amendment fee equal to $30,000.00.

4.3 Payment of Bank Expenses. Borrowers shall have paid all Bank Expenses incurred through the date of this Amendment.

5. LENDERS’ ACKNOWLEDGEMENT. Lenders acknowledge and agree that, as a result of the foregoing amendments to the financial covenants in Sections 6.7(c) and 6.7(d) of the Loan Agreement, the limitations and requirements set forth in clauses (iii)(A) and (iii)(B) in the third paragraph of Part 2 of that certain consent letter, dated as of June 27, 2007, among Borrowers and Lenders, shall no longer have any force or effect.

6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

7. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Agent with respect to Borrowers shall remain in full force and effect.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAW.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWERS:	EQUINIX, INC. a Delaware corporation

	By:	/s/ Keith D. Taylor
Printed Name: Keith D. Taylor
Title: Chief Financial Officer

EQUINIX OPERATING CO., INC. a Delaware corporation

	By:	/s/ Keith D. Taylor
Printed Name: Keith D. Taylor
Title: Chief Financial Officer

AGENT:	SILICON VALLEY BANK

	By:	/s/ Nick Tsiagkas
Printed Name: Nick Tsiagkas
Title: Relationship Manager

LENDERS:	SILICON VALLEY BANK

	By:	/s/ Nick Tsiagkas
Printed Name: Nick Tsiagkas
Title: Relationship Manager

GENERAL ELECTRIC CAPITAL CORPORATION

	By:	/s/ Ali Mirza
Printed Name: Ali Mirza
Title: Duly Authorized Signatory